UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Proto Labs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

(763) 479-3680

Fax: (763) 479-2679

April 5, 2019

Dear Fellow Shareholder:

The Board of Directors of Proto Labs, Inc. joins me in extending a cordial invitation to attend our 2019 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at our headquarters, 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, on Wednesday, May 15, 2019 at 8:30 a.m. local time.

We will be using the “Notice and Access” method of furnishing proxy materials via the Internet to our shareholders. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 5, 2019, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend in person. Please vote electronically via the Internet or, if you receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the Annual Meeting and desire to vote in person, you may do so by following the procedures described in the Proxy Statement even if you have previously sent a proxy.

We hope that you will be able to attend the Annual Meeting and we look forward to seeing you.

Very truly yours,

Sven A. Wehrwein

Chairman of the Board

PROTO LABS, INC.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2019

Proto Labs, Inc. will hold its 2019 Annual Meeting of Shareholders at its headquarters, 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, on Wednesday, May 15, 2019. The Annual Meeting will begin at 8:30 a.m. local time. The proxy materials were made available to you via the Internet or mailed to you beginning on or about April 5, 2019. At the Annual Meeting, our shareholders will:

1.	Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.

2.	Vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.

3.	Vote on an advisory basis to approve the compensation of the officers disclosed in the accompanying Proxy Statement, which we refer to as a “say-on-pay” vote.

4.	Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The board of directors recommends that shareholders vote FOR each of the following:

1.	The director nominees named in the accompanying Proxy Statement.

2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.

3.	The approval of the say-on-pay proposal.

Only shareholders of record at the close of business on March 20, 2019 may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Jason Frankman

Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”), you may vote via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019.

Our Proxy Statement for the 2019 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

PROTO LABS, INC.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

PROXY STATEMENT

The board of directors of Proto Labs, Inc. is soliciting proxies for use at the Annual Meeting to be held on May 15, 2019, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:

You can vote if you were a shareholder at the close of business on the record date of March 20, 2019 (the “Record Date”). There were a total of 26,918,564 shares of our common stock outstanding on the Record Date. The Notice of Internet Availability of Proxy Materials (the “Notice”), notice of annual meeting, this Proxy Statement and accompanying proxy card and the Annual Report on Form 10-K for 2018 were first mailed or made available to you beginning on or about April 5, 2019. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

•	Election of seven nominees as directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.

•	Approval on an advisory basis of the compensation of our officers disclosed in this Proxy Statement, which we refer to as a “say-on-pay” vote.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board is soliciting your proxy and recommends you vote:

•	FOR the director nominees;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019; and

•	FOR the say-on-pay proposal.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:

“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for 2018, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:

Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 26,918,564 shares of our common stock were issued and outstanding. A majority of those shares will constitute a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Generally, directors are elected by a majority of the votes cast with respect to the director, meaning that the votes cast “for” a director must exceed the votes cast “against” the director. However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes present in person or by proxy at the meeting. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. The proposal to ratify the selection of our independent registered public accounting firm and, other than the say-on-pay proposal, all other items that are properly presented at the Annual Meeting, will be determined by the affirmative vote of the greater of (a) the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum. If the advisory say-on-pay resolution in this Proxy Statement receives more votes “for” than “against,” then it will be deemed to be approved. The say-on-pay vote is advisory and is not binding on the board of directors.

Q:	What is the effect of broker non-votes and abstentions?

A:

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the ratification of the independent registered accounting firm, approval of the advisory say-on-pay resolution, or any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or approval of the advisory say-on-pay resolution. Abstentions will have the same effect as voting against the proposal to ratify the selection of our independent registered public accounting firm and any other item properly presented at the Annual Meeting.

Q:	How will the proxies vote on any other business brought up at the Annual Meeting?

A:

By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote using any of the following methods:

•

Internet. You may vote by going to the web address www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 14, 2019 and following the instructions for Internet voting shown on your proxy card.

•

Telephone. You may vote by dialing 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 14, 2019 and following the instructions for telephone voting shown on your proxy card.

•

Mail. If you requested printed proxy materials and you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone, please do not mail your proxy card.

•	In person at the Annual Meeting. If you are a shareholder whose shares are registered in your name, you may vote in person at the Annual Meeting.

If your shares are held on account at a brokerage firm, bank or similar organization you will receive voting instructions from your bank, broker or other nominee describing how to vote your shares. You must follow those instructions to vote your shares. You will receive the Notice that will tell you how to access our proxy materials on the Internet and vote your shares via the Internet. It will also tell you how to request a paper copy of our proxy materials.

Proxies that are voted via the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned, will be voted in the manner specified.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•

submitting a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on May 14, 2019 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

•	completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or

•	if you are a registered shareholder, by attending the Annual Meeting in person and delivering a proper written notice of revocation of your proxy.

Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. John Way, our Chief Financial Officer, will act as inspector of election for the Annual Meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

•	To allow Broadridge Financial Solutions, Inc. to tabulate the vote;

•	To allow John Way to certify the results of the vote; and

•	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address.

Q:	What happens if I don’t vote shares that I own?

A:

For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:

If you are a registered shareholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR all of the director nominees;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019; and

•	FOR the say-on-pay proposal.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

If you hold shares through a broker, please see above under “What happens if I don’t vote shares that I own?”

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.

Q:	When are shareholder proposals and nominees due for the 2020 Annual Meeting of Shareholders?

A:

If you want to submit a shareholder proposal or nominee for the 2019 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, so it is received by the relevant dates set forth below under “Submission of Shareholder Proposals and Nominations.”

Q:	What is “householding”?

A:

We may send a single Notice, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

1-800-542-1061

Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Q:	How is this proxy solicitation being conducted?

A:

We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, via the Internet, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 20, 2019 regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our named executive officers named in the Summary Compensation Table below;

•	each of our directors and each director nominee; and

•	all of the executive officers, directors and director nominees as a group.

The percentage of beneficial ownership is based on 26,918,564 shares of common stock outstanding as of March 20, 2019. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

	Beneficial Ownership on March 20, 2019
Name and Address of Beneficial Owner	Number		Percent
Greater than 5% shareholders:
BlackRock, Inc. 55 East 52nd Street
New York, NY 10055	4,002,278	(1)	14.87%
Brown Capital Management, LLC 1201 N. Calvert Street
Baltimore, Maryland 21202	3,712,611	(2)	13.79%
The Vanguard Group 100 Vanguard Blvd.
Malvern, PA 19355	2,705,535	(3)	10.05%
Riverbridge Partners LLC 80 South Eighth St., Suite 1200
Minneapolis, MN 55402	1,556,828	(4)	5.78%
Directors and named executive officers:
Archie C. Black	5,801	(5)	*
Sujeet Chand	4,236	(6)	*
Rainer Gawlick	27,806	(7)	*
John B. Goodman	12,078	(8)	*
Donald G. Krantz	4,236	(9)	*
Sven A. Wehrwein	22,695	(10)	*
Victoria M. Holt	56,778	(11)	*
Arthur R. Baker III	13,333	(12)	*
Robert Bodor	19,156	(13)	*
David M. Fein	7,242	(14)	*
John A. Way	25,300	(15)	*
All directors and executive officers as a group (12 persons)	199,243	(16)	*

*	Represents beneficial ownership of less than one percent.

(1)

Information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 31, 2019. BlackRock has sole voting power over 3,928,809 shares of our common stock and sole dispositive power over 4,002,278 shares of our common stock.

(2)

Information is based on a Schedule 13G/A filed with the SEC by Brown Capital Management LLC (“Brown”) on February 14, 2019. Brown has sole voting power over 2,378,532 shares of our common stock and sole dispositive power over 3,712,611 shares of our common stock.

(3)

Information is based on a Schedule 13G/A filed with the SEC by Vanguard Group Inc. (“Vanguard”) on March 11, 2019. Vanguard has sole voting power over 56,726 shares of our common stock, shared voting power over 5,275 shares of our common stock, sole dispositive power over 2,646,186 shares of our common stock and shared dispositive power over 59,349 shares of our common stock.

(4)

Information is based on a Schedule 13G/A filed with the SEC by Riverbridge Partners LLC (“Riverbridge”) on January 25, 2019. Riverbridge has sole voting power over 1,202,101 shares of our common stock and sole dispositive power over 1,556,828 shares of our common stock.

(5)	Includes 1,064 shares of deferred stock units that vest on May 16, 2019 and will be settled after separation from service on the board of directors.

(6)	Includes 1,064 shares of deferred stock units that vest on May 16, 2019 and will be settled after separation from service on the board of directors.

(7)

Includes 10,817 shares that Dr. Gawlick has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 1,064 shares of deferred stock units that vest on May 16, 2019 and will be settled after separation from service on the board of directors.

(8)	Includes 1,064 shares of deferred stock units that vest on May 16, 2019 and will be settled after separation from service on the board of directors.

(9)	Includes 1,064 shares of restricted stock units that vest on May 16, 2019.

(10)

Includes 10,817 shares that Mr. Wehrwein has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 1,064 shares of deferred stock units that vest on May 16, 2019 and will be settled after separation from service on the board of directors.

(11)	Includes 31,154 shares that Ms. Holt has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.

(12)

Includes 4,355 shares that Mr. Baker has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 821 shares of restricted stock units that vest on May 4, 2019.

(13)	Includes 7,180 shares that Dr. Bodor has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.

(14)	Includes 4,019 shares that Mr. Fein has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.

(15)	Includes 13,606 shares that Mr. Way has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.

(16)

Includes 81,945 shares held by our executive officers and directors, in the aggregate, that can be acquired from us within 60 days of the date of the table pursuant to the exercise of stock options, 5,320 shares of deferred stock units, in the aggregate, that vest on May 16, 2019 and will be settled after separation from service on the board of directors, 821 shares of restricted stock units that vest on May 4, 2019 and 1,064 shares of restricted stock units that vest on May 16, 2019.

CORPORATE GOVERNANCE

Board Leadership Structure

Sven Wehrwein leads our board of directors in his role as Chairman. Our board of directors believes that its leadership structure is the appropriate one for our company in light of the importance of maintaining independent board leadership and engagement.

As Chairman, Mr. Wehrwein:

•	presides at all meetings of the board of directors, including executive sessions of the independent directors;

•	conducts the annual performance review of the Chief Executive Officer, with input from the other independent directors;

•	sets the board agenda and frequency of meetings, in consultation with the committee chairs as applicable; and

•	has the authority to convene meetings of the independent directors at every meeting.

Risk Oversight

Our management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board’s responsibility is to monitor our risk management processes by using board meetings, management presentations and other opportunities to educate itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The full board is responsible for monitoring management’s responsibility in the area of risk oversight. In addition, the audit committee and compensation committee have risk oversight responsibilities in their respective areas of focus, on which they report to the full board. Management reports from time to time to the full board, audit committee and compensation committee on risk management. The board focuses on the material risks facing our company, including operational, credit, liquidity, legal and cybersecurity risks, to assess whether management has reasonable controls in place to address these risks.

Nominating Process and Board Diversity

In consultation with other members of the board of directors, the nominating and governance committee is responsible for identifying individuals who it considers qualified to become board members. The nominating and governance committee will screen potential director candidates, including those recommended by shareholders, and recommend to the board of directors suitable nominees for the election to the board of directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for directors. The nominating and governance committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through shareholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

In considering whether to recommend an individual for election to the board, the nominating and governance committee considers, as required by the corporate governance guidelines and its charter, the board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of board members. The nominating and governance committee views diversity expansively and considers among other things, breadth and depth of relevant business and board skills and experiences, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other board members, the willingness of the candidate to devote sufficient time to board duties, and likelihood that he or she will be willing and able to serve on the board for an extended period of time.

The nominating and governance committee will consider a recommendation by a shareholder of a candidate for election as a Proto Labs director. Shareholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to our Secretary. Recommendations must be received by the Secretary within the timelines specified in our by-laws to be considered by the nominating and governance committee for possible nomination at our Annual Meeting of Shareholders the following year. Our by-laws provide that such notice should be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. All recommendations must contain the information required in our by-laws and corporate governance guidelines, including, among other things, the identification of the nominee, a written consent by the recommended individual to agree to be named in our proxy statement and to serve as director if elected, and the name and address of the shareholder submitting the nomination. Shareholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 2.17 of our by-laws. Recommendations must be received by the Secretary within the timeframes noted under “Submission of Shareholder Proposals and Nominations.”

Proxy Access

Our by-laws include a “proxy access” provision for director nominations under which eligible shareholders may nominate candidates for election to our board and inclusion in our proxy statement. The “proxy access” provision permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning continuously for at least three years shares of our company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our annual meeting proxy materials director nominees not to exceed the greater of (i) two or (ii) 25 percent of the number of directors then serving on our board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in section 2.17 of our by-laws, including the requirement that our company must receive notice of such nominations not less than 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in section 2.17 of our by-laws.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that, with the exception of Victoria M. Holt, our current Chief Executive Officer, and Donald G. Krantz, who served as our Executive Vice President and Technology Officer from January 2015 until his retirement in June 2016, all of the directors are “independent directors” as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Code of Business Conduct and Ethics

We have adopted a code of ethics and business conduct relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.protolabs.com under the investor relations section. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Communications with the Board and Corporate Governance Guidelines

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the board of directors. Any shareholder or other interested party who desires to communicate with the board, individually or as a group, may do so by writing to the intended member or members of the board, c/o Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359. A copy of our Corporate Governance Guidelines is available at www.protolabs.com under the investor relations section.

All communications received in accordance with these procedures will initially be received and processed by the office of our Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2018, the full board of directors met four times in person and held one meeting via teleconference. All four of the in-person meetings were preceded and/or followed by an executive session of the independent directors, chaired by Mr. Wehrwein or the acting chair of the meeting. Each of our incumbent directors attended at least 75% percent of the meetings of the board and any committee on which they served in 2018. We do not maintain a formal policy regarding the board’s attendance at annual shareholder meetings; however, board members are expected to regularly attend all board meetings and meetings of the committees on which they serve and are encouraged to make every effort to attend the Annual Meeting of Shareholders. All of our directors serving at the time of the 2018 Annual Meeting of Shareholders attended the meeting, except for Sven Wehrwein.

Committees of the Board

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The charters of these committees are posted on our website at www.protolabs.com under the investor relations section.

The current composition and responsibilities of each committee, as well as the number of times it met during 2018, are described below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Rainer Gawlick (chair)	John B. Goodman (chair)
Rainer Gawlick	Archie C. Black	Sujeet Chand
John B. Goodman	Sujeet Chand	Sven A. Wehrwein

Audit Committee

Among other matters, our audit committee:

•

oversees management’s processes for ensuring the quality and integrity of our consolidated financial statements, our accounting and financial reporting processes, and other financial information provided by us to any governmental body or to the public;

•	evaluates the qualifications, independence and performance of our independent auditor and internal audit function;

•	oversees the resolution of any disagreements between management and the auditors regarding financial reporting;

•	oversees our investment and cash management policies; and

•	supervises management’s processes for ensuring our compliance with legal, ethical and regulatory requirements as set forth in policies established by our board of directors.

Each of the members of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that Sven A. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. The audit committee met 10 times in 2018.

Nominating and Governance Committee

Among other matters, our nominating and governance committee:

•	identifies qualified individuals to become board members, consistent with criteria approved by the board;

•	selects director nominees for the next Annual Meeting of Shareholders;

•	determines the composition of the board’s committees and evaluates and enhances the effectiveness of the board and individual directors and officers;

•	develops and implements the corporate governance guidelines for our company; and

•	ensures that succession planning takes place for critical senior management positions.

Each member of our nominating and governance committee satisfies the NYSE independence standards. The nominating and governance committee met five times in 2018.

Compensation Committee

Among other matters, our compensation committee:

•	reviews and approves compensation programs, awards and employment arrangements for executive officers;

•	administers compensation plans for employees;

•	reviews our programs and practices relating to leadership development and continuity; and

•	determines the compensation of non-employee directors.

In addition, the compensation committee has the authority to select, retain and compensate compensation consulting firms and other experts as it deems necessary to carry out its responsibilities.

Each member of our compensation committee satisfies current NYSE independence standards, is a “non-employee director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an “outside director” as that term is used in Section 162(m) of the Internal Revenue Code. The compensation committee met ten times in 2018.

Certain Relationships and Related Party Transactions

Since the beginning of 2018, we have engaged in the following transactions with certain of our executive officers, directors, holders of more than 5% of our voting securities and their affiliates and immediate family members:

Rockwell Automation

During the year ended December 31, 2018, we recognized revenue from our customer Rockwell Automation (“Rockwell”) in the approximate amount of $200,000. Our sales to Rockwell were made on terms consistent with the terms we provide to our other customers. Mr. Chand is a director and member of our compensation committee and nominating and governance committee and Senior Vice President and Chief Technology Officer of Rockwell. This arrangement did not exceed the NYSE’s threshold of 2% of Rockwell’s consolidated gross revenues.

Employment of Related Person

Scott Goodman, the son of Mr. Goodman, a director and member of our audit committee and nominating and governance committee, is employed by us as a Software Developer. He is entitled to receive a base salary, incentive compensation and other employee benefits that are offered to similarly situated employees of our company. Scott Goodman’s compensation during the year ended December 31, 2018 did not exceed $120,000.

Related Person Transaction Approval Policy

Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our audit committee to review and approve any proposed related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to us, (2) whether the transaction is material to us, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to us and our shareholders and the terms of the transaction are fair to us. No related person transaction will be consummated without the approval or ratification of our audit committee. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include payment of compensation by us to a related person for the related person’s service to us as an employee, director or executive officer, transactions available to all of our employees and shareholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $120,000 or less in a year.

Compensation Committee Interlocks and Insider Participation

During 2018, Dr. Gawlick, Mr. Black, and Mr. Chand served as the members of our compensation committee. No current member of our compensation committee has ever been an officer or employee of our company or any of our subsidiaries and affiliates or has had any relationship with our company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our board of directors or on our compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our common stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2018, except Mr. Way filed three late reports with respect to three transactions, Dr. Baker filed two late reports with respect to three transactions, and each of Ms. Holt, Mr. Fein and Mr. Klaas filed one late report with respect to one transaction.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Seven directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the seven persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is duly elected. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Proto Labs and has been duly elected by the shareholders.

Nominees

The names of the nominees and other information are set forth below:

Victoria M. Holt - Age 61 Director since 2014

Ms. Holt has served as our President and Chief Executive Officer since February 2014. Prior to joining us, Ms. Holt served as President and Chief Executive Officer of Spartech Corporation, a leading producer of plastic sheet, compounds and packaging products, from September 2010 until Spartech was purchased by PolyOne Corporation in March 2013. Prior to Spartech, Ms. Holt worked at PPG Industries, a leading coatings and specialty products company, serving as Senior Vice President, Glass and Fiber Glass, from May 2005 until September 2010. Ms. Holt also is a member of the board of directors of Waste Management, Inc., and she served as a director of Spartech while she was Chief Executive Officer.

Ms. Holt’s leadership, strategic planning, operational and international experience provide valuable insights to our board of directors. As Chief Executive Officer, she also is responsible for determining our strategy, articulating priorities and managing our continued growth.

Archie C. Black - Age 57 Director since 2016

Mr. Black has served as a director of our company since March 2016 and serves as a member of the compensation committee. Since 2001, Mr. Black has served as the President and Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions. Mr. Black also serves on the Board of Directors of SPS Commerce, Inc. Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at Price Waterhouse.

Mr. Black is qualified to serve on our board because of his extensive management, financial, and operational experience at SPS Commerce, Inc., during which he led the transformation of a tech-driven startup company into a global business and developed a deep knowledge of the requirements involved with being a public company.

Sujeet Chand - Age 61 Director since 2017

Mr. Chand has served as a director of our company since May 2017 and serves as a member of the compensation committee and the nominating and governance committee. Mr. Chand has been the Senior Vice President and Chief Technology Officer at Rockwell Automation, Inc. since 2005. Prior to taking on his current role, Mr. Chand served in various leadership positions at Rockwell. Mr. Chand has sat on multiple government, industry, and higher education advisory boards, and has long had significant interaction with the Board of Directors of Rockwell. Mr. Chand earned a Doctor of Philosophy degree in electrical and computer engineering and a master's degree in electrical engineering from the University of Florida.

Mr. Chand’s qualifications to serve on our board of directors include, among other skills and qualifications, his deep technical expertise and industry knowledge, particularly his experience at Rockwell. Mr. Chand brings a highly effective balance of strategic insight and technical engineering skills, as well as a unique perspective on technology, innovation and customer needs. He has served on the boards of the National Institute for Standards and Technology (NIST), National Electrical Manufacturers Association (NEMA), FIRST Robotics, Wisconsin Technology Council, University of Wisconsin Foundation, and Robert W. Baird Venture Partners. He has also represented the U.S. as the head of a delegation to Intelligent Manufacturing Systems, a worldwide consortium on manufacturing technology.

Rainer Gawlick - Age 51 Director since 2008

Dr. Gawlick has served as a director of our company since September 2008 and serves as a member of the audit committee and as the chair of the compensation committee. Dr. Gawlick also serves on the boards of Chyronhego, Meltwater, Cloudsense, and Progress, a publicly traded company, where he is a member of the compensation committee and the audit committee. Dr. Gawlick is an Operating Affiliate at Vector Capital, a leading global private equity firm. Previously, from July 2015 to October 2016, Dr. Gawlick was President of Perfecto Mobile, Ltd., a leader in mobile testing. Prior to that he was with IntraLinks, Inc. where he was Executive Vice President of Global Sales. IntraLinks, Inc. is a computer software company providing virtual data rooms and other content management services. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd, a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He also has held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company.

Dr. Gawlick has extensive sales, marketing and product-management experience in the technology industry. Dr. Gawlick offers expertise in building brand awareness, managing marketing on a global scale and developing growth strategies, which enables him to counsel our company on its global expansion.

John B. Goodman - Age 59 Director since 2001

Mr. Goodman has served as a director of our company since 2001 and serves as a member of the audit committee and as chair of the nominating and governance committee. Mr. Goodman currently serves on the board of directors of Inclined Biomedical Technologies, Inc. d/b/a Dribank Labs. From December 1982 to October 2010, Mr. Goodman held various positions at Entegris, Inc., a materials supplier, most recently as Senior Vice President and Chief Technology & Innovation Officer.

Mr. Goodman’s technical background and experiences in supply chain networks, logistics and financial planning and reviews enable Mr. Goodman to provide guidance and counsel on our strategic plan, research and development, supplier relationships and finance functions.

Donald G. Krantz - Age 64 Director since 2017

Dr. Krantz is currently an associate at Digi Labs, a Wayzata-based technology incubator. He serves on the advisory board for Activated Research Company, a maker of catalysis-based instruments. Dr. Krantz served as our Executive Vice President and Technology Officer from January 2015 until his retirement in June 2016. From January 2007 to January 2015, Dr. Krantz served as our Chief Operating Officer. From November 2005 to January 2007, Dr. Krantz served as our Vice President of Development. Prior to joining our company, Dr. Krantz served in various roles at MTS Systems, Inc., a builder of custom precision testing and advanced manufacturing systems, including as a business unit Vice President, Vice President of Engineering, and most recently, Chief Technology Officer. Dr. Krantz was an Engineering Fellow at Alliant Techsystems and Honeywell, Inc., and was named the 2005 Distinguished Alumnus of the Department of Computer Science and Engineering at the University of Minnesota. In 2016, he was named a “Titan of Technology” by the Minneapolis/St. Paul Business Journal.

Dr. Krantz has knowledge of and experience in leadership positions within multiple departments of our company, as well as his education and experience, enable him to provide guidance and counsel on strategy, relationships, general business matters and risk management.

Sven A. Wehrwein - Age 68 Director since 2011

Mr. Wehrwein has served as a director of our company since June 2011 and serves as Chairman, as chair of the audit committee, and as a member of the nominating and governance committee. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. During his 35-plus years in accounting and finance, Mr. Wehrwein has experience as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair. He currently serves on the board of directors of SPS Commerce, Inc., a publicly traded supply-chain management software company, and Atricure, Inc., a publicly traded medical device company. Mr. Wehrwein also served on the board of directors of Compellent Technologies, Inc. from 2007 until its acquisition by Dell Inc. in 2011, on the board of Vital Images, Inc. from 1997 until its acquisition by Toshiba Medical in 2011, on the board of Synovis Life Technologies, Inc. from 2004 until its acquisition by Baxter International, Inc. in 2012, on the board of Cogentix Medical, Inc. from 2006 to 2016, and on the board of Image Sensing Systems, Inc. from 2006 to 2012.

Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.

Voting Information and Board Voting Recommendation

As set forth in our Third Amended and Restated Articles of Incorporation, as amended, each director shall be elected by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date we first mail our notice for such meeting to the shareholders) exceeds the number of directors to be elected. A majority of the votes cast means that the votes cast “for” a director nominee must exceed the votes that are voted “against” that director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The compensation provided to our named executive officers for 2018 is set forth in detail in the Summary Compensation Table and the other tables, accompanying footnotes and narrative that follow in this section. This Compensation Discussion and Analysis explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in 2018 affecting the compensation of our named executive officers.

Throughout this section, we refer to the following individuals as our “named executive officers”:

●	Victoria M. Holt, our President and Chief Executive Officer, or CEO;

●	John A. Way, our Chief Financial Officer, or CFO, and Executive Vice President of Development;

●	David M. Fein, our Chief Revenue Officer;

●	Arthur R. Baker III, our Chief Technology Officer; and

●	Robert Bodor, our Vice President/General Manager – Americas.

Executive Summary

This section provides an overview of our performance, key decisions and actions made by our compensation committee during the course of the year, a summary of the governance features of our executive compensation program, and a history of our say-on-pay results.

Summary of Proto Labs’ Performance

2018 Company Performance

2018 was an excellent year for our company across a number of financial measures. We also executed on a number of key strategic initiatives, including but not limited to (i) the integration of RAPID Manufacturing Group, LLC (RAPID), which we acquired in November 2017, (ii) the expansion of our North American manufacturing footprint by 215,000 square feet with the opening of our facility in Brooklyn Park, Minnesota, and (iii) the continued expansion of the envelope of parts that we can make for our customers across all our services. Our revenues increased by 29.3% and our net cash provided by operating activities was $122.9 million. In addition, we executed enhancements in our go-to-market models with the goal of delivering sustainable revenue growth over the long term.

Growth	Profitability	Cash Generation
+29.3% Revenue increased to $445.6 million in 2018 compared with $344.5 million in 2017.	+47.9%(1) Net income for 2018 increased to $76.6 million, from $51.8 million in 2017.	$122.9m Cash generated from operations during the year totaled $122.9 million.

(1)	Pre-tax book income increased to $91.7 million in 2018 compared with $74.4 million in 2017, a 23.1% increase.

Shareholder Value Creation

Since our IPO in February 2012, we have delivered higher total shareholder returns (TSR) than companies in our compensation peer group, the S&P 500 and the Russell 2000 Index. Our one-year, three-year and five-year TSR have each outperformed our compensation peer group, the S&P 500 and the Russell 2000. Our board of directors and senior management are strongly committed to maintaining our company’s long-term sustainable growth.

The information above reflects the period of time ending December 31, 2018, and the “Peer Group” reflected in the chart represents the current compensation peer group developed by Pearl Meyer in late 2018 for 2019 compensation planning purposes. The group includes the following companies: 3D Systems Corporation, Axon Enterprise, Inc., Cognex Corporation, Ellie Mae, Inc., ESCO Technologies Inc., FARO Technologies Inc., GrafTech International Ltd., Monolithic Power Systems, Inc., Power Integrations Inc., Raven Industries, Inc., RBC Bearings Incorporated, Shutterstock Inc., SPS Commerce, Inc., Sun Hydraulics Corporation, and Universal Display Corp. The Peer Group reflected in the chart above is different from the peer group referenced below, which was developed by Pearl Meyer in late 2017 for 2018 compensation planning purposes. See the “Peer Group” section of this Compensation Discussion & Analysis for further details on the peer group developed by Pearl Meyer in late 2017 when establishing base salaries, annual equity awards and target annual incentive compensation for 2018.

Key Actions and Decisions in 2018

In 2018, the Company made a number of important decisions as it relates to our named executive officer compensation program.

Topic	Actions / Decision
2018 Compensation Adjustments	✔	Adjusted salaries and annual incentive targets, as applicable, for each of our named executive officers to better reflect competitive market levels

2018 Incentive Grants and Awards	✔	Awarded bonuses to our named executive officers that averaged 96.2% of their target awards reflecting corporate, and regional where applicable, performance
	✔	Granted our named executive officers 2018 equity awards comprised of stock options, restricted stock units (RSUs) and performance stock units (PSUs)

Compensation Mix and Structure	✔	Continued the use of revenue and adjusted operating income margin (“AOI”) as the two key financial metrics in our Annual Incentive Program
	✔	Cascaded the use of PSUs to all other named executive officers
	✔	Reduced the total vesting period from 5 years to 4 years for stock options beginning with our 2018 grants to better reflect market vesting terms
	✔	Capped the annual incentive plan payouts for 2019 at 200% of the target incentive award
Compensation	✔	Increased the stock ownership requirement for our CEO from 3x to 5x her base salary
Governance	✔	Reviewed and approved a new compensation peer group
	✔	Reoriented the compensation decision making process around competitive total compensation

Key Governance Attributes

Our compensation committee is committed to establishing an executive compensation program that reflects strong corporate governance attributes. The following table summarizes those corporate governance attributes.

Things We Do		Things We Don’t Do
●	“Double-trigger” treatment for cash and accelerated equity vesting upon a change in control	●	No tax gross-ups on perquisites, severance or change-in-control payments
●	Meaningful stock ownership guidelines for our CEO and executive officers	●	No hedging/pledging of Proto Labs stock
●	Compensation recoupment (“clawback”) policy	●	No option repricing without shareholder approval
●	Equity award approval policy	●	No additional perquisites unique to executives
● ●	Independent compensation committee Independent compensation consultant
●	Annual compensation risk assessment

Say-on-Pay Results

At our 2018 annual meeting, the say-on-pay proposal received the approval of approximately 99% of the shares voted on the proposal. Our compensation committee considered this result to be an endorsement by our shareholders of our compensation program and maintained the fundamental features of our 2017 program for 2018. Further, since the Company began holding the say-on-pay vote, our shareholders have been overwhelmingly supportive of our program, with the Company receiving greater than 90% in each year.

Executive Compensation Philosophy and Objectives

We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders.

Consistent with this philosophy, our executive compensation program incorporates the following key principles and objectives:

●	Structure the compensation program so as to align the interests of our executive officers with those of our customers, employees, and shareholders;

●	Provide a competitive total cash compensation opportunity that includes target incentive goals that are reasonably achievable yet represent appreciable and appropriate improvement over prior periods;

●	Utilize equity-based awards in a manner designed to motivate long-term company performance, increase shareholder value and emphasize their long-term retentive function;

●	Recognize and reward the achievement of company and business unit goals as well as individual performance;

●	Provide compensation commensurate with the level of business performance achieved;

●

Provide greater compensation opportunities for individuals who have the most significant responsibilities and therefore the greatest ability to influence our achievement of strategic and operational objectives;

●	Structure the compensation program so that it is understandable and easily communicated to executives, shareholders and other constituencies;

●	Place increasing emphasis on incentive/variable compensation for positions of increasing responsibility; and

●	Make benefit programs available to executive officers consistent with those provided to salaried employees.

Compensation Decisions and Processes

The compensation committee of our board of directors, which consists solely of independent directors, generally has been responsible for overseeing our executive compensation program, including annually reviewing the ongoing compensation arrangements for each of our executive officers, including our CEO, and reporting those arrangements to our board.

Our compensation committee regularly receives and considers input from our CEO regarding the compensation and performance of the other executive officers, including recommendations as to compensation levels that the CEO believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company and development/career opportunities, as well as with our compensation philosophy, external market data and considerations of internal equity. With the assistance of our CFO, our CEO also has provided recommendations to the compensation committee regarding the establishment of performance goals for the annual cash incentive plan based on the operating budget approved by our board of directors. Our CEO regularly attends meetings of our compensation committee, except where the CEO’s own compensation is being considered or times when the committee meets in executive session. Our CEO makes no recommendations to the compensation committee regarding her own compensation. The compensation committee communicates its views and decisions regarding compensation arrangements for our executive officers to our CEO, who generally has been responsible for implementing the arrangements.

In determining executive compensation, our compensation committee reviews and considers a number of factors, including individual and corporate performance, input from our CEO, compensation market data from third party compensation surveys (including Pearl Meyer, our independent compensation consultant), our compensation philosophy and key principles, the pay practices of a set of comparable companies, feedback received from shareholders concerning say-on-pay, and the committee’s collective experience and knowledge. We have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation committee’s assessment of our company’s relative performance. As part of these assessments, we assumed that target total compensation levels were likely to be reasonable and competitive if they approximated the market median we calculated from the surveys and other compensation data we utilized which for us generally meant a range between 85% and 115% of the market median. The utilization of a range is largely in recognition of the limitations of the survey data that include companies with limited degrees of comparability to our company and position titles that may encompass positions with responsibilities that differ to varying degrees from the responsibilities of a similarly titled position within our company. As a result, we did not establish specific compensation amounts or parameters for any executive officer position based on market data in 2018, recognizing that factors unique to each individual will ultimately determine that individual’s compensation, which may not necessarily be within the median range.

Our compensation committee also approves all awards to our executive officers under our 2012 Long-Term Incentive Plan, as amended to date (the “LTIP”), including the awards of PSUs to each of our named executive officers in 2018 as summarized below in “Elements of Executive Compensation—Long-Term Equity-Based Compensation.” Our compensation committee has delegated authority to our CEO and the chair of the compensation committee under the LTIP to award stock options to employees (other than our executive officers) at their discretion, subject to individual and aggregate maximum amounts in each year. The CEO and the chair of the compensation committee typically exercise their discretion to grant these awards in connection with new hires and promotions, to invest in and retain our future leaders, and in recognition of extraordinary individual achievements.

Peer Group

In 2017, the compensation committee requested that its independent compensation consultant, Pearl Meyer, review our peer group used for executive compensation. Pearl Meyer used a multi-step process to construct a peer group that we believe fits our market position and profile. The compensation committee and our board of directors reviewed information relating to this peer group when establishing base salaries, annual equity awards and target annual incentive compensation for 2018.

When constructing the peer group, Pearl Meyer first identified U.S.-based, publicly-traded technology, hardware and equipment, software and services, and capital goods companies. Second, it looked at companies with scope criteria approximately 1/3 to 3 times that of Proto Labs: annual revenues between $100 million and $900 million, and with market capitalizations between $600 million and $5.4 billion.

Pearl Meyer’s review resulted in a peer group of the following 15 companies:

3D Systems Corporation	Monotype Imaging Holdings, Inc.	Shutterstock, Inc.
Ellie Mae, Inc.*	NN Inc.	SPS Commerce, Inc.
ESCO Technologies, Inc.*	Power Integrations, Inc.	Sun Hydraulics Corporation
FARO Technologies, Inc.	Raven Industries, Inc.*	Tessera Technologies
Gogo, Inc.	RBC Bearings Incorporated*	Universal Display Corp.

* Reflects new addition to peer group

This peer group also reflects the following exclusions from the previous peer group:

●	Coherent, Inc., Cognex Corporation, and the Ultimate Software Group, Inc. were excluded because they no longer fit the size criteria used for selecting peer companies.
●	InvenSense, Inc. and Ultratech, Inc. were excluded because they had been acquired.

Below is information about the companies in the peer group, as well as the corresponding information for Proto Labs that Pearl Meyer referenced when constructing the peer group:

	Annual Revenue(1)	Market Capitalization(1)
25th percentile	$247 million	$1.0 billion
75th percentile	$611 million	$2.3 billion
Proto Labs	$306 million	$1.8 billion

(1)

Amounts shown in this table are for the twelve-month period ended as of the most recently disclosed quarter prior to the 2017 meeting at which Pearl Meyer presented the peer group information to the compensation committee.

The compensation committee uses data about executive compensation at peer group companies as a tool to assess the reasonableness of the total compensation paid to our executive officers. As discussed above, we do not establish a percentile which any part of our executive’s compensation or any executive’s overall compensation must meet or exceed.

Elements of Executive Compensation

Our executive compensation program historically has been comprised of three primary elements—base salary, annual cash incentive, and equity-based long-term incentives. The primary elements of our compensation program for 2018 were consistent with our 2017 compensation program. While all elements of our executive compensation program are intended to collectively achieve our overriding purpose of attracting, retaining and motivating talented executives, the table below identifies the additional specific purposes of each element as reflected in our 2018 compensation program.

Compensation Component	Form of Compensation	Purpose
Base Salary	Cash	•	Compensate each named executive officer relative to individual responsibilities, experience and performance

		•	Provide steady cash flow not contingent on short-term variations in company performance

Annual Incentive	Cash	•	Align compensation with our annual corporate financial performance

		•	Reward achievement of short-term financial objectives

		•	Provide participants with a meaningful total cash compensation opportunity (base salary plus annual incentive)

Long-Term Incentives	Stock Options, Restricted Stock Units	•	Align compensation with our long-term returns to shareholders
	and Performance	•	Encourage long-term retention
Stock Units
		•	Create a long-term performance focus

		•	Provide executive ownership opportunities

Our compensation committee has not adopted a formal or informal policy for allocating compensation among the various elements, or between cash and non-cash elements or between long- and short-term compensation; however, the committee considers total compensation and then adjusts the mix among each element of compensation based on market comparisons, individual role and performance. As noted earlier, however, we do place greater emphasis on incentive-based and variable forms of compensation for executives with more significant responsibilities, reflecting their greater capacity to affect our performance and results.

Base Salaries

At the time an executive officer is first hired, his or her base salary generally is established through individual negotiations between us and the executive officer, taking into account judgments as to the executive officer’s qualifications, experience, responsibilities, prior salary history, internal pay equity considerations and market factors.

The compensation committee annually reviews the base salaries of our executive officers near the end of each year and bases any adjustments for the following year on merit and market considerations. Merit-based adjustments primarily reflect an assessment of an individual’s performance. Any market-based adjustments reflect an assessment of the competitive positioning of an individual’s salary with comparable positions in the market based on market data provided to the compensation committee by the compensation consultant and other market surveys the compensation committee might use.

The annual base salary of each of our named executive officers was increased for 2018 compared to 2017 as a result of merit-based increases based on such officer’s contributions to our company, our company’s overall success in 2017 and expected success in 2018, and changes in the competitive market.

Name	2018 Annual Base Salary	2017 Annual Base Salary	Percentage Change from 2017 Annual Base Salary to 2018 Annual Base Salary
Victoria M. Holt	$550,000	$530,450	4.00%
John A. Way	$351,880	$335,124	5.00%
David M. Fein	$360,500	$350,000	3.00%
Arthur R. Baker III	$300,300	$286,000	5.00%
Robert Bodor	$300,456	$278,200	8.00%	(1)

(1)	The percentage change from 2017 annual base salary to 2018 annual base salary was greater for Dr. Bodor than for our other named executive officers in order to remain market competitive.

Annual Incentive Program

2018 Annual Incentive Program

All of our named executive officers participate in our annual incentive program. The annual incentive program payouts were a function of two metrics:

●

75% of the annual bonus target was based on annual revenue growth, calculated without regard to foreign currency exchange rates. We refer to this aspect of the annual incentive program as the revenue factor.

●

25% of the annual bonus target was based on budgeted adjusted operating income margin. We refer to this aspect of the annual incentive program as the adjusted operating income margin (“AOI”) factor. For purposes of calculating attainment of the AOI portion of the annual incentives, AOI is defined as operating income before incentive compensation expense, stock-based compensation expense, amortization expense, acquisition expenses and other one-time expenses not indicative of core operations, expressed as a percentage of revenue.

Revenue growth and AOI were selected as the primary financial objectives for determining the 2018 annual incentive payouts because our primary objective continues to be to grow our company profitably.

The compensation committee approved 2018 revenue and AOI objectives for our company as a whole and for each of our major geographic business units (the United States, Europe and Japan). The inclusion of business unit performance objectives enables us to tailor annual incentive opportunities so as to reward each executive officer for the performance of those portion(s) of our company for which the officer had the most direct responsibility. All of our named executive officers had an AOI target based on our consolidated company-wide results. All of our named executive officers other than Dr. Bodor had a revenue target based on our consolidated company-wide results. Dr. Bodor had a revenue target based 65% on our operating results in the United States, the region for which he is primarily responsible, and 35% on consolidated results.

A target payout expressed as a percentage of annual base salary is established for each named executive officer annually. For 2018, their target payout percentages were as follows:

Name	Target Payout as % of 2018 Salary
Victoria M. Holt	100%
John A. Way	75%
David M. Fein	75%
Arthur R. Baker III	50%
Robert Bodor	60%

The target payout percentages for each named executive officer, other than Dr. Bodor, remained unchanged from the 2017 percentages in light of the compensation committee’s determination that the target percentages from 2017 remained competitive. The compensation committee determined that the target payout percentage for Dr. Bodor should be increased from 50% to 60% in order to remain competitive and to recognize Dr. Bodor’s significant impact on the achievement of our annual revenue objectives.

The payout is zero for 2018 revenue below specified threshold amounts for our company as a whole and each of its business units, is 30% at those threshold amounts, and increases (with no maximum) in amounts specified by the compensation committee to the degree revenue exceeds the respective threshold amounts. The revenue factor is 100% at targeted revenue growth on a consolidated basis or for each region, as applicable, for each individual.

For the AOI factor, the payout is zero for 2018 AOI below a specified threshold amount for our company as a whole, is 40% at the threshold amount, and increases (with no maximum) in amounts specified by the compensation committee to the degree that AOI exceeds the threshold amount. The AOI factor is 100% at targeted AOI on a consolidated basis for each individual.

For 2018, the compensation committee approved the following thresholds and targets for the revenue factor.

Objective(1)	2018 Threshold Growth	2018 Threshold Amount	2018 Target Growth	2018 Target Amount
Consolidated Revenue Growth	18.5%	$408.4M	28.3%	$442.0M
United States Revenue Growth	22.7%	$322.8M	32.8%	$349.4M

(1)	The final payout factor for 2018 was based on the dollar amount of actual performance, as opposed to the growth percentage.

The following table summarizes our actual performance during 2018 in terms of both revenue and AOI, as well as the related payout factors:

Objective	Actual Performance(1)	Final Payout Factor
Consolidated Revenue(2)	$444.2M	101.1%	(3)
United States Revenue(4)	$350.6M	100.7%
AOI	25.8%	85.7%

(1)	Our actual performance is equal to our 2018 revenue calculated using 2018 budgeted foreign currency exchange rates. Actual AOI performance is listed as a percentage of targeted AOI.

(2)

For consolidated revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 2.1 percentage points for each $1 million in additional consolidated revenue.

(3)

The final payout factor represents the percentage of the target payout that would be made based on the actual company-wide or business unit revenue for 2018, without regard to foreign currency exchange rates. Including the impact of foreign currency exchange rates would have increased the incentive for each named executive officer, other than Dr. Bodor, by approximately 0.5%.  Including the impact of foreign currency exchange rates would have increased Dr. Bodor’s incentive by approximately 0.2%.

(4)

For United States revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 2.6 percentage points for each $1 million in additional United States revenue.

As discussed above in “Compensation Decisions and Processes,” we have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation committee’s assessment of our company’s relative performance. As part of these assessments, we assumed that base salary and target total cash compensation levels were likely to be reasonable and competitive if together they approximated the market median we calculated from the surveys and other compensation data. For 2018, all named executives with the exception of Dr. Bodor were within 15% of the market median for target total cash compensation. Dr. Bodor’s target cash compensation was below that threshold and thus the compensation committee approved an above average base salary adjustment, as well as an adjustment to his 2018 target bonus from of his base salary to 60%.

Name	2018 Actual Salary Amount	2018 Actual Incentive Amount	2018 Total Cash Compensation Amount
Victoria M. Holt	$550,000	$534,875	$1,084,875
John A. Way	$351,880	$256,740	$608,620
David M. Fein	$360,500	$262,940	$623,440
Arthur R. Baker III	$300,300	$146,021	$446,321
Robert Bodor	$300,456	$174,965	$475,421

Long-Term Equity-Based Compensation

The annual equity grants made to our named executive officers for 2018 are summarized below in “Elements of Executive Compensation–Long-Term Equity-Based Compensation.” We generally have not utilized a formulaic approach to determine the size of individual equity awards to our executives. Our compensation committee considers the employee’s total compensation and then adjusts the mix among base salary, annual incentive and long-term incentive based on market comparisons, individual role and performance. Our compensation committee generally has determined the size of individual grants using its collective business judgment and experience, taking into account factors such as the role and responsibility of the individual executive, an evaluation of the expected and actual performance of each executive, internal pay equity considerations and market factors.

Beginning in 2014, we modified our historic practice of granting equity compensation only in the form of stock options and granted awards in the form of both stock options and time-based restricted stock units, or RSUs, in order to mitigate the incentive our named executive officers have to take excessive risks, more directly align the interests of our shareholders and our named executive officers, and mitigate the potential dilution that our executive compensation program has on our shareholders by providing equity compensation to our named executive officers in a manner that could result in the issuance of fewer shares. In 2014 and 2015, 65% of the annual equity awards we granted were made in the form of stock options, based on the Black-Scholes value of the options on the grant date, and 35% were made in the form of RSUs, based on the closing price of the stock on the date of grant. For 2016, the compensation committee changed the mix of long-term equity grants to 50% stock options and 50% RSUs. For 2017, the compensation committee changed the mix of long-term equity grants to 25% stock options and 75% RSUs and introduced PSUs to Ms. Holt’s mix of long-term equity grants to ensure the alignment of her interests with those of our shareholders in creating value for our company over a multi-year period. In 2018, the compensation committee made the decision to cascade this approach to the rest of our named executive officers to create alignment across the entire leadership team in focusing on creating value for our company over a multi-year period.

In addition to annual equity awards, in certain cases we have granted equity awards in connection with an individual’s initial employment with us, upon promotions or other changes in responsibilities, or in recognition of significant achievements. These additional equity awards are made outside our typical annual grant cycle, and are subject to our equity award approval policy summarized below in “Other Compensation and Equity-Related Policies—Equity Award Approval Policy.”

The equity grants made to our named executive officers for 2018 were granted in February 2018 and were as follows:

Name	Grant Date Fair Value	Number of RSUs	Number of Shares Subject to Stock Option	Target Number of PSUs
Victoria M. Holt	$2,500,180	6,242	7,151	14,185
John A. Way	$800,147	3,745	4,291	1,892
David M. Fein	$500,190	2,341	2,682	1,183
Arthur R. Baker III	$600,125	2,809	3,218	1,419
Robert Bodor	$560,128	2,622	3,004	1,324

The February 2018 awards of PSUs to each of our named executive officers were approved by our board of directors under the terms of the LTIP. The compensation committee believes that this grant of PSUs to our named executive officers will incent the achievement of long-term shareholder value, because the PSUs are only earned and vest upon achievement of organic revenue growth targets and adjusted Earnings Per Share (“EPS”) growth targets set forth in the Performance Stock Unit Agreement approved by our board of directors. The compensation committee carefully considered various incentive metrics that could be utilized in the PSU plan. Although revenue is a key component of our annual incentive plan, the committee determined that including revenue in the PSU plan as well is appropriate because of its importance to overall shareholder value creation and organizational health. The compensation committee believes that these two metrics are substantially differentiated in that the measurement period for revenue in the annual incentive plan is one-year, while the PSU plan metric utilizes at 3-year measurement period reflecting sustained revenue growth. Lastly, the committee also reflected on the fact that while revenue is a metric in both the annual incentive and PSU plans, there are other metrics in each plan that are different and serve to provide a balance to the overall incentive metric profile.

Each award of PSUs is expressed in terms of a target number of PSUs (in the case of the February 2018 awards, as set forth in the table above), with between 0% and 150% of that target number capable of being earned and vesting at the end of a three-year performance period (in the case of the February 2018 awards, January 1, 2018 to December 31, 2020) depending on our company’s organic revenue and adjusted EPS performance in the final year of the performance period and the award recipient’s continued employment. The number of PSUs determined to have been earned at the end of the performance period will vest at that time. Each vested PSU will be paid out in one share of our common stock.

A PSU award will be forfeited if the award recipient’s employment ends before the scheduled vesting date except in situations involving retirement, disability, a qualifying termination under a severance agreement, death or a change in control. If employment ends due to retirement, disability or a qualifying termination under a severance agreement before the scheduled vesting date, a pro rata portion of the number of PSUs that would have been earned at the end of the performance period if employment had continued will vest on the scheduled vesting date. The pro rata portion will be based on the portion of the performance period that elapsed prior to the date of termination. If employment ends due to an award recipient’s death, a pro rata portion (determined in the same manner) of the target number of PSUs will vest at that time.

If a change in control of our company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.

Other Executive Benefits

Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms as our other salaried employees. These benefits include medical, dental and vision benefits, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers are also eligible to participate in our 401(k) retirement plan, under which our company provides a matching contribution in an amount equal to 100% of the first 3% of compensation contributed by a participant and 50% of the next 2% of compensation contributed. We also provide supplemental benefits to our executive officers who are based outside of the United States as part of compensation packages that are intended to be competitive in the respective local markets.

Severance and Change in Control Benefits

In connection with hiring Ms. Holt and Mr. Way in 2014, we entered into agreements with each of them in recognition of the need to provide these executives with certain protection if the executive’s employment with us is involuntarily terminated without “cause” or terminated by the executive for “good reason,” including in connection with a change in control of our company. The agreements provide Ms. Holt and Mr. Way certain cash payments based on the executive’s base salary and target annual incentive payments and the continuation of certain benefits following termination. We believed this protection was necessary to induce each executive to forego other employment opportunities and assume a critical position in our organization. We also believe the change in control-related benefits are beneficial to our shareholders by encouraging Ms. Holt and Mr. Way to remain focused on shareholders’ interests in the face of a potential change in control, and the benefits promote stable leadership during a possible transition period.

We have entered into severance agreements with each of our executive officers other than Ms. Holt and Mr. Way. We entered into a severance agreement with Dr. Bodor in 2015. We entered into severance agreements with Dr. Baker and Mr. Fein in connection with their hirings in 2016. For a summary of the material terms and conditions of our agreements with the named executive officers providing for payments in connection with termination of employment and changes in control of our company, see “Potential Payments upon Termination or Change in Control.”

The award agreements under the LTIP provide for “double trigger” acceleration of vesting and exercisability of stock options in connection with a change in control, meaning that both a change in control and either a failure to continue, assume or replace outstanding awards or a termination of employment are necessary before acceleration will occur. The compensation committee believes that the double trigger structure avoids an unintended windfall to executives who retain their employment and their equity awards in the event of a friendly change in control, but still provides them appropriate incentives to cooperate in negotiating any change in control in which they believe they could lose their jobs.

Other Compensation and Equity-Related Policies

Clawback Policy

During 2014, we adopted an Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”) for recovery of incentive compensation from our executive officers under certain circumstances. The Clawback Policy provides that we will, in all appropriate circumstances as determined by the compensation committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to our executive officers after November 12, 2014, which is the date our board adopted the Clawback Policy, where the compensation committee has determined that all of the following factors are present:

●	We are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;

●

The award, vesting or payment of the incentive compensation was predicated upon the achievement of certain financial results that were the subject of the restatement and such award, vesting or payment occurred or was received during the three-year period preceding the date on which we were required to prepare the restatement; and

●	A smaller award, vesting or payment would have occurred or been made to the executive officer based upon the restated financial results.

In those circumstances, we will, to the extent deemed appropriate by the compensation committee, seek to recover or cancel the amount(s) by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recoverable compensation.

Executive Stock Ownership Guidelines

During 2014, we adopted stock ownership guidelines applicable to our executive officers, which we updated in 2018. The guidelines are applicable to each of our executive officers and provide that each executive officer is expected to own shares of our common stock with a value at least equal to the amount shown below:

●	CEO – Five times annual base salary

●	All other executive officers – One times annual base salary

In 2018, we adjusted the stock ownership guidelines applicable to our CEO, who is now expected to own shares of our common stock with a value at least equal to five times annual base salary (an increase from three times annual base salary). Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. As of December 31, 2018, all of our named executive officers were either in compliance with the guidelines or within the five-year period to achieve compliance with the guidelines.

Equity Award Approval Policy

Our equity award approval policy permits us to make equity-based awards at any time other than during “blackout periods” provided for in our insider trading policy, which generally run from the eleventh of the month in which each fiscal quarter closes through the end of the second trading day following the public release of our financial results for that quarter. The policy does, however, permit us to approve an award during a blackout period, provided the effective date of the grant and the concurrent pricing of the grant occur on the first trading day after the blackout period ends.

Other Equity-Related Policies

We prohibit our executive officers from engaging in certain types of transactions in our stock, including short sales, pledges of our stock and other hedging transactions with respect to our stock. This policy is intended to prevent our executive officers from reducing the effect that decreases in the value of our stock have on their financial position. The LTIP requires that all stock options granted under the plan have an exercise price that is not less than the fair market value of a share of our common stock on the date the grant is made. The LTIP also prohibits re-pricing or exchanging underwater stock options without shareholder approval.

Tax Considerations

Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts Act”) in December 2017, generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Amounts that qualified as “performance-based compensation” were exempt from this deduction limitation if the company met specified requirements set forth in the Code and applicable treasury regulations.

The Tax Cuts Act retained the $1 million deduction limit, but repealed the “performance-based compensation” exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in fiscal 2018 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017. No assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of the revised Section 162(m) and the related requirements for transitional relief.

Risk Assessment

In 2018, we completed an assessment of our compensation policies and practices including the bonus plan eligibility requirements, performance measures, the corporate governance and the framework to mitigate risk. The assessment concluded there are no risks that are likely to cause a material adverse outcome on our company.

Summary Compensation Table

The following table summarizes the compensation provided to or earned by our named executive officers during our three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total ($)
Victoria M. Holt,	2018	550,000	2,160,155	340,025	534,875	11,000	3,596,055
President and Chief	2017	530,450	2,250,089	250,065	597,154	10,800	3,638,558
Executive Officer	2016	530,450	500,083	500,075	302,754	10,600	1,843,962

John A. Way,	2018	351,880	596,113	204,034	256,740	11,000	1,419,767
Chief Financial Officer	2017	335,124	562,786	187,618	282,949	10,800	1,379,277
	2016	313,200	375,062	375,123	133,860	10,600	1,207,845

David M. Fein,	2018	360,500	372,663	127,527	262,940	11,000	1,134,630
Chief Revenue Officer(5)	2017	350,000	375,191	125,033	295,509	10,800	1,156,533
	2016	-	-	-	-	-	-

Arthur R. Baker III,	2018	300,300	447,111	153,014	146,021	11,000	1,057,446
Chief Technology Officer(6)	2017	286,000	375,191	125,033	160,982	10,800	958,006
	2016	181,500	250,241	250,042	92,500	3,520	777,803

Robert Bodor	2018	300,456	417,290	142,838	174,965	11,000	1,046,549
Vice President/General	2017	278,200	375,191	125,033	172,324	10,800	961,548
Manager – Americas	2016	267,500	250,042	250,038	66,874	10,600	845,054

(1)

Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and PSUs (at target) granted in 2018, 2017 and 2016 and are computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718), based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2018 and the grant date fair value of the PSUs granted in 2018 if target performance and maximum performance is achieved are as follows:

Name	RSUs	PSUs
		Target	Maximum
Victoria M. Holt	$660,092	$1,500,063	$2,250,096
John A. Way	$396,034	$200,079	$300,119
David M. Fein	$247,561	$125,102	$187,653
Arthur R. Baker III	$297,052	$150,059	$225,089
Robert Bodor	$277,277	$140,013	$210,020

(2)

Amounts shown in this column represent the grant date fair values computed in accordance with ASC 718 utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2018, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

(3)	Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year.

(4)	Amounts shown in this column for all named executive officers for 2018 represent company contributions to our 401(k) retirement plan.

(5)	We hired Mr. Fein as our Chief Revenue Officer on December 19, 2016 and he was not a named executive officer in 2016.

(6)	We hired Dr. Baker as our Chief Technology Officer on May 2, 2016.

Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards made to our named executive officers during the year ended December 31, 2018:

		Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Victoria M. Holt			$178,750	$550,000	n/a
	2/12/2018	2/6/2018							6,242			$660,092
	2/12/2018	2/6/2018								7,151	$105.75	$340,025
	2/12/2018	2/6/2018				$750,000	$1,500,000	$2,250,000				$1,500,063
John A. Way			$85,771	$263,910	n/a
	2/12/2018	2/6/2018							3,745			$396,034
	2/12/2018	2/6/2018								4,291	$105.75	$204,034
	2/12/2018	2/6/2018				$100,000	$200,000	$300,000				$200,079
David M. Fein			$87,872	$270,375	n/a
	2/12/2018	2/6/2018							2,341			$247,561
	2/12/2018	2/6/2018								2,682	$105.75	$127,527
	2/12/2018	2/6/2018				$62,500	$125,000	$187,500				$125,102
Arthur R. Baker III			$48,799	$150,150	n/a
	2/12/2018	2/6/2018							2,809			$297,052
	2/12/2018	2/6/2018								3,218	$105.75	$153,014
	2/12/2018	2/6/2018				$75,000	$150,000	$225,000				$150,059
Robert Bodor			$58,589	$180,274	n/a
	2/12/2018	2/6/2018							2,622			$277,277
	2/12/2018	2/6/2018								3,004	$105.75	$142,838
	2/12/2018	2/6/2018				$70,000	$140,000	$210,000				$140,013

(1)

In accordance with the terms of our equity grant timing policy, the RSUs, PSUs and stock option grants to our named executive officers identified in the table were granted effective as of the end of the second trading day following the public release of our financial results for the fourth quarter of 2017, even though the compensation committee approved the grants on an earlier date.

(2)

As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Program,” amounts paid under our annual incentive program for 2018 were based in part on our revenue growth and AOI for the year. If the target revenue growth or AOI were not achieved for the year, no payment would be made. We also did not impose a maximum amount executive officers could receive under the program to reward their ability to grow the revenue of our company, with appropriate AOIs, to the maximum extent possible. The actual annual cash incentive amounts earned in connection with 2018 awards are reported in the Summary Compensation Table. As discussed above in “Executive Summary—Summary of Proto Labs’ Performance—Key Actions and Decisions in 2018,” we have imposed a maximum amount executive officers can receive under our 2019 annual incentive program equal to 200% of the target incentive award.

(3)

As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation,” amounts in this column represent an award of PSUs under the LTIP capable of being earned and vesting at the end of a three-year performance period depending on our company’s organic revenue and adjusted EPS performance in the final year of the performance period and the award recipient’s continued employment. The PSU vesting terms in the event of certain terminations of employment or a change in control of our company are described above in “Elements of Executive Compensation—Long-Term Equity-Based Compensation.”

(4)

Amounts in this column represent awards of RSUs under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 13, 2019. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.

(5)

Amounts in this column represent awards of stock options under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 13, 2019. Unvested options will immediately become vested and exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.

(6)

The actual value to be realized by a named executive officer depends upon the appreciation in value of our stock and the length of time the award is held. No value will be realized with respect to any stock option award if our stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to ASC 718, see Note 12 to our Consolidated Financial Statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K. The grant date fair value of each RSU award and PSU award (at target) was computed in accordance with ASC 718 based on the closing stock price on the grant date.

Outstanding Equity Awards at 2018 Year-End

The following table provides information on each named executive officer’s outstanding equity awards as of December 31, 2018, the last day of our most recent fiscal year.

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Victoria M. Holt	02/09/15	10,794	7,196	67.15	02/09/25
	02/08/16	7,564	11,346	57.88	02/08/26
	02/13/17	1,814	7,256	58.35	02/13/27
	02/12/18	-	7,151	105.75	02/12/28
						1,878		211,820
						5,184		584,703
						10,284		1,159,932
						6,242		704,035
						23,588	(3)	2,660,491
									25,707	(4)	$1,500,000
									14,186	(5)	$1,500,000

John A. Way	12/01/14	1,304	1,304	62.90	12/01/24
	02/09/15	997	3,998	67.15	02/09/25
	02/08/16	2,674	8,511	57.88	02/08/26
	02/13/17	1,361	5,444	58.35	02/13/27
	02/12/18	-	4,291	105.75	02/12/28
						636		71,734
						1,044		117,753
						3,888		438,528
						7,716		870,288
						3,745		422,399
						17,029	(6)	1,920,701
									1,892	(5)	$200,000

David M. Fein	12/19/16	767	3,068	54.20	12/19/26
	02/13/17	907	3,628	58.35	02/13/27
	02/12/18	-	2,682	105.75	02/12/28
						1,480		166,929
						5,144		580,192
						2,341		264,041
						8,965	(7)	1,011,162	1,184	(5)	$125,000

Arthur R. Baker III	05/02/16	-	5,211	60.96	05/02/26
	02/13/17	907	3,628	58.35	02/13/27
	02/12/18	-	3,218	105.75	02/12/28
						2,463		277,802
						5,144		580,192
						2,809		316,827
						10,416	(8)	1,174,821
									1,420	(5)	$150,000

Robert Bodor
	02/13/14	-	1,632	78.59	02/13/24
	02/09/15	-	3,998	67.15	02/09/25
	02/08/16	-	5,673	57.88	02/08/26
	02/13/17	-	3,628	58.35	02/13/27
	02/12/18	-	3,004	105.75	02/12/28
						446		50,304
						1,044		117,753
						2,592		292,352
						5,144		580,192
						2,622		295,735
						11,848	(9)	1,336,336
									1,324	(5)	$140,000

(1)

The option awards granted prior to 2018 vest as to 20% of the shares subject to each award on each of the first five anniversaries of the grant date. The option awards granted beginning in 2018 vest as to 25% of the shares subject to each award on each of the first four anniversaries of the grant date.

(2)	Based on the $112.79 per share closing price of our common stock on the NYSE on December 31, 2018.

(3)

RSUs vest as to 939 shares subject to the units on each of February 13, 2019 and 2020, as to 1,728 shares subject to the units on each of February 13, 2019, 2020 and 2021, as to 2,571 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, and as to 1,560 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022.

(4)	PSUs vest on December 31, 2019 depending on our company’s organic revenue and adjusted EPS performance in the final year of the performance period and the award recipients continued employed.

(5)	PSUs vest on December 31, 2020 depending on our company’s organic revenue and adjusted EPS performance in the final year of the performance period and the award recipients continued employed.

(6)

RSUs vest as to 636 shares subject to the units on December 1, 2019, as to 522 shares subject to the units on each of February 13, 2019 and 2020, and as to 1,296 shares subject to the units on each of February 13, 2019, 2020 and 2021, as to 1,929 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, and as to 936 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022.

(7)

RSUs vest as to 370 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, as to 1,286 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, and as to 585 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022.

(8)

RSUs vest as to 821 shares subject to the units on each of May 4, 2019, 2020 and 2021, as to 1,286 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, and as to 702 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022.

(9)

RSUs vest as to 446 shares subject to the units on February 13, 2019, as to 522 shares subject to the units on each of February 13, 2019 and 2020, as to 864 shares subject to the units on each of February 13, 2019, 2020 and 2021, as to 1,286 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022, and as to 655 shares subject to the units on each of February 13, 2019, 2020, 2021 and 2022.

Option Exercises and Stock Vested in 2018

The following table summarizes the value realized by our named executive officers on option awards exercised and RSUs vested during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Victoria M. Holt	-	-	8,420	896,309
John A. Way	11,912	1,087,676	4,383	479,596
David M. Fein	-	-	1,656	176,281
Arthur R. Baker III	3,474	326,035	2,107	233,773
Robert Bodor	15,323	1,018,369	3,118	331,911

(1)

The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise as reported by the New York Stock Exchange for the number of shares acquired upon exercise and the applicable option exercise price for those shares.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by closing price of our common stock on the vesting date as reported by the New York Stock Exchange.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Below is a description of the agreements, plans and arrangements providing for payments or benefits to our named executive officers upon termination of employment or in connection with a change in control of our company.

Victoria M. Holt Employment Agreement

Pursuant to our employment agreement with Ms. Holt, if we voluntarily terminate her employment without “cause” (and other than as a result of her disability) or if she resigns for “good reason,” each as defined in the employment agreement, provided that Ms. Holt complies with certain conditions (including execution of a general waiver and release of claims), then she will be entitled to the benefits summarized below.

If Ms. Holt’s employment with us terminates during the term of her employment agreement and prior to any change in control (as defined in the employment agreement) or following any 18-month period following a change in control, which we refer to as the transition period, and if the termination is without cause (other than as a result of death or disability) or for good reason, which we refer to as a qualifying termination, then, subject to certain conditions:

●

we will pay Ms. Holt an amount equal to one times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 12 months of coverage under COBRA if elected by Ms. Holt; and

●

if Ms. Holt has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If a change in control occurs during the term of her employment agreement and Ms. Holt’s termination date occurs upon a change in control during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay Ms. Holt an amount equal to two times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay Ms. Holt an amount equal to two times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 18 months of coverage under COBRA if elected by Ms. Holt; and

●	if Ms. Holt has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Ms. Holt’s termination date.

If Ms. Holt’s termination date occurs during the term of the employment agreement and within 90 days prior to a change in control, and if the termination is a qualifying termination and Ms. Holt reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Ms. Holt otherwise is entitled to receive in connection with a qualifying termination, we will:

●	pay Ms. Holt an amount equal to one times her annualized base salary, payable in a lump sum;

●	pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;

●	pay our share of premiums due for Ms. Holt and her eligible dependents for the first six months of coverage under COBRA if elected by Ms. Holt; and

●	pay Ms. Holt an amount equal to the value of any unvested equity-based awards held by her as of the termination date that were forfeited as of the termination date.

If Ms. Holt’s employment with us is terminated due to her death or disability, then, in addition to payment of accrued but unpaid salary and benefits, Ms. Holt will be entitled to receive a pro rata portion of her target annual cash incentive award for the then-current year based on the portion of the year she was employed by us prior to termination.

Severance Agreements with Executive Officers

We have entered into severance agreements with each of our executive officers other than Ms. Holt. We entered into a severance agreement with Mr. Way in connection with his hiring in 2014. We entered into a severance agreement with Dr. Bodor in 2015. We entered into severance agreements with Dr. Baker and Mr. Fein in connection with their hirings in 2016. Each such severance agreement supersedes any previous severance agreement such officer had with our company.

If we voluntarily terminate the employment of any such officer without “cause” (and other than as a result of his or her disability) or if he or she resigns for “good reason,” each as defined in the applicable severance agreement, provided that such officer complies with certain conditions (including execution of a general waiver and release of claims), then he or she will be entitled to the benefits summarized below.

If such officer’s employment with us terminates at a time other than during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay such officer an amount equal to his or her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	we will pay such officer a pro rata cash incentive payment amount, payable in a lump sum;

●	we will pay our share of premiums due for such officer and his or her eligible dependents for the first 12 months of coverage under COBRA; and

●

if such officer has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If such officer’s termination date occurs upon a change in control or during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:

●

we will pay such officer an amount equal to his or her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●

we will pay such officer an amount equal to the sum of (i) his or her target annual cash incentive payment for the calendar year in which his or her employment with us terminates plus (ii) a pro rata cash incentive payment amount, payable in a lump sum;

●	we will pay our share of premiums due for such officer and his or her eligible dependents for the first 12 months of coverage under COBRA; and

●	if such officer has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on his or her termination date.

If such officer’s termination date occurs within 90 days prior to a change in control, and if the termination is a qualifying termination and he or she reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation he or she otherwise is entitled to receive in connection with a qualifying termination, we will:

●	pay such officer an amount equal to his or her target annual cash incentive payment for the calendar year in which his or her employment with us terminates, payable in a lump sum; and

●	pay such officer an amount equal to the value of any unvested equity-based awards held by him or her as of the termination date that were forfeited as of the termination date.

LTIP

Under the LTIP, upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any unvested portion of an award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months). Any post-termination exercise period may, however, be extended by the compensation committee if the issuance of shares upon such exercise would then violate applicable registration requirements under the Securities Act. Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.

Under the LTIP, unless otherwise provided in an award agreement, if a change in control, as defined in the LTIP, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our company, our board of directors or compensation committee are to take one or more of the following actions with respect to outstanding awards under the LTIP:

●	Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the LTIP.

●

Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.

●

Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.

●

Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.

●	Make certain adjustments to awards as provided in the LTIP.

In the event of a change in control that does not involve a merger, consolidation, reorganization, statutory share exchange or sale of all or substantially all of our company’s assets, our board of directors or compensation committee, in its discretion, may provide (1) that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, (2) that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or (3) that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

The form of option award agreement approved by the compensation committee for use under the LTIP provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the optionee resigns for good reason and if the option or a replacement thereof then remains outstanding, it will immediately become exercisable in full and remain exercisable for one year following termination.

The form of restricted stock unit award agreement approved by the compensation committee for use under the LTIP provides that if, within 12 months of a change in control, a participant’s employment is involuntarily terminated without cause or the participant resigns for good reason and if the award then remains outstanding, any unvested portion of the RSUs or a replacement thereof will immediately become vested.

 The form of performance stock unit award agreement approved by the compensation committee for use under the LTIP provides that if a change in control of our company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.

The LTIP provides that in the event any payments or benefits provided under the LTIP taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Internal Revenue Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Potential Payments

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2018. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2018 and all stock options are valued based on the difference between $112.79, the closing price for one share of our common stock on the NYSE on December 31, 2018, and the applicable exercise price.

Name	Termination Without Cause or For Good Reason Not During Transition Period or in Anticipation of Change in Control	Termination Without Cause or For Good Reason Upon a Change in Control or During Transition Period(1)	Termination Without Cause or For Good Reason in Anticipation of Change in Control(2)	Death	Disability	Retirement	Change in Control Without Termination
Victoria M. Holt
Base Salary Payment	550,000	1,100,000	550,000	-	-	-	-
Incentive Payment	550,000	1,100,000	550,000	550,000	550,000	-	-
Benefits Continuation	8,845	13,268	4,423	-	-	-	-
Accelerated Option Vesting	424,972	1,396,794	1,396,794	1,396,794	1,396,794	-	-
Accelerated RSU Vesting	674,416	2,660,491	2,660,491	2,660,491	2,660,491	-	-
Accelerated PSU Vesting(3)	-	3,436,354	3,436,354	2,466,341	-	-	-

John A. Way
Base Salary Payment	351,880	351,880	351,880	-	-	-	-
Incentive Payment	263,910	527,820	527,820	-	-	-	-
Benefits Continuation	10,212	10,212	10,212	-	-	-	-
Accelerated Option Vesting	294,389	1,041,444	1,041,444	1,041,444	1,041,444	-	-
Accelerated RSU Vesting	470,419	1,920,701	1,920,701	1,920,701	1,920,701	-	-
Accelerated PSU Vesting(3)	-	85,179	85,179	71,133	-	-	-

David M. Fein
Base Salary Payment	360,500	360,500	360,500	-	-	-	-
Incentive Payment	270,375	540,750	540,750	-	-	-	-
Benefits Continuation	10,858	10,858	10,858	-	-	-	-
Accelerated Option Vesting	87,100	396,144	396,144	396,144	396,144	-	-
Accelerated RSU Vesting	222,292	1,011,162	1,011,162	1,011,162	1,011,162	-	-
Accelerated PSU Vesting(3)	-	53,304	53,304	44,514	-	-	-

Arthur R. Baker III
Base Salary Payment	300,300	300,300	300,300	-	-	-	-
Incentive Payment	150,150	300,300	300,300	-	-	-	-
Benefits Continuation	4,753	4,753	4,753	-	-	-	-
Accelerated Option Vesting	107,852	490,249	490,249	490,249	490,249	-	-
Accelerated RSU Vesting	258,338	1,174,821	1,174,821	1,174,821	1,174,821	-	-
Accelerated PSU Vesting(3)	-	63,929	63,929	53,387	-	-	-

Robert Bodor
Base Salary Payment	300,456	300,456	300,456	-	-	-	-
Incentive Payment	180,274	360,547	360,547	-	-	-	-
Benefits Continuation	5,219	5,219	5,219	-	-	-	-
Accelerated Option Vesting	268,715	768,444	768,444	768,444	768,444	-	-
Accelerated RSU Vesting	374,356	1,336,336	1,336,336	1,336,336	1,336,336	-	-
Accelerated PSU Vesting(3)	-	59,607	59,607	49,778	-	-	-

(1)

The LTIP provides that, in connection with a change in control, we may, among other actions, (i) arrange for the surviving or successor entity to continue, assume or replace outstanding awards under the LTIP, (ii) accelerate the vesting and exercisability of outstanding awards upon the occurrence of the change in control or (iii) cancel outstanding awards in exchange for payment of the amount of consideration that would have been received in the change in control for the number of shares subject to the award, less the aggregate exercise price (if any) of the award. The amounts shown assume acceleration of all outstanding awards under the LTIP in connection with a change in control.

(2)

Pursuant to agreements between us and each of our named executive officers each such named executive officer is entitled to the payments and benefits summarized above if his or her employment terminates within 90 days prior to a change in control, and if the termination is without cause or for good reason and the executive reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control.

(3)

Upon termination of the executive officer’s employment by us without cause or by the executive for good reason or due to retirement or disability, a pro rata portion (based on the portion of the performance period that elapsed prior to the date of termination) of the number of PSUs that would have been earned at the end of the applicable performance periods if employment had continued will vest on the scheduled vesting date. Because the PSU awards are not accelerated under such circumstances, and because the determination regarding the number of outstanding PSUs to be earned cannot be made until after the applicable performance periods end on December 31, 2019 and December 31, 2020, no accelerated values for outstanding PSU awards are included in the table columns relating to retirement, disability and without cause and good reason terminations. In addition, as of December 31, 2018, none of our named executive officers were eligible for the retirement-based pro rata vesting of PSUs under the terms of their PSU awards.

Upon a change in control of our company, the performance period for the PSUs is truncated and a pro rata portion (based on the portion of original performance period that elapsed prior to the date of the change in control) of the number of PSUs determined to have been earned during the truncated performance period vests as of the date of the change in control. The amounts included in the table reflect the PSUs earned assuming the applicable performance periods had ended on December 31, 2018, prorated based on the portion of the original performance periods that had elapsed prior to December 31, 2018.

Upon the executive officer’s death, a pro rata portion of the target number of PSUs vest.

CEO Pay Ratio

We determined that the 2018 annual total compensation of the median of all our employees who were employed as of October 1, 2017, other than our CEO, Victoria M. Holt, was $48,400; Ms. Holt’s 2018 annual total compensation was $3,596,055; and the ratio of these amounts was 74.3-to-1.

For our 2018 CEO pay ratio analysis, we determined that we could use the same median employee that we identified last year, as permitted by SEC rules. There has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2018 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2018 pay ratio disclosure. As of October 1, 2017, our total population consisted of 1,786 employees. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) defined as the aggregation of base salary or regular wages and overtime pay. Further, we annualized salary and wages for individuals not employed for a full year in 2017.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

The compensation committee assists the board of directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our equity-based plans, reviews the compensation of directors, named executive officers and senior management and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this compensation committee report.

In performing its oversight responsibilities, the compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2019 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Rainer Gawlick, Chair

Archie C. Black

Sujeet Chand

Compensation Risk Assessment

Management and the compensation committee, with the assistance of the compensation consultant, assess the risk of the employee compensation policies and practices, including those that apply to our executive officers. Management has reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management has discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our company.

Conflict of Interest Analysis

Our compensation committee has considered the relationships that its compensation consultant has had with our company, the members of the compensation committee and our executive officers, as well as the policies that such consultant has in place to maintain its independence and objectivity, and has determined that the work performed by its compensation consultant has raised no conflicts of interest.

DIRECTOR COMPENSATION

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align our non-employee directors’ interests with the long-term interests of our shareholders. Directors who are also our employees receive no additional compensation for serving on our board of directors. The compensation committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In October 2017, the compensation committee, with the advice of its compensation consultant, conducted a review of our director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by our director compensation program as compared to our peer group. Following this review, the compensation committee recommended, and our board of directors approved, the following changes to our director compensation program effective as of May 16, 2018:

●	Increase in the Chairman’s annual retainer from $25,000 to $50,000;
●	Increase in the annual retainer for audit committee members from $7,500 to $8,000;
●	Increase in the annual retainer for compensation committee members from $5,000 to $6,000;
●	Increase in the annual retainer for nominating and governance committee members from $3,750 to $4,000; and
●	Increase in the value of the annual equity award from $100,000 to $125,000 in 2018 and then to $140,000 in 2019.

In addition, with assistance from the compensation consultant, in May 2018 the compensation committee further revised the non-employee director compensation program to provide the directors with the option to elect whether to receive their annual equity award in the form of restricted stock units or deferred stock units (DSUs). This change was designed to provide flexibility to our directors and to also make our director compensation program more consistent with those of the companies in our peer group.

A summary of our non-employee director compensation program as of May 16, 2018 follows:

Annual cash retainer:	$50,000

Annual cash retainer for Chairman:	$50,000

Annual cash retainer for committee chairs:	Audit Committee: $20,000 Compensation Committee: $15,000 Nominating and Governance Committee: $10,000

Annual cash retainer for other committee members:	Audit Committee: $8,000 Compensation Committee: $6,000 Nominating and Governance Committee: $4,000

Annual equity award:

$125,000 grant date fair value of restricted stock units or deferred stock units (at the director’s election) which become vested in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders (with such $125,000 value to be increased to $140,000 in 2019)

New director equity award:	Restricted stock units with $100,000 grant date fair value, granted on the date the director is first elected to the board

Meeting fees:

Generally none, but compensation committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

We have stock ownership guidelines for our non-employee directors who are not significant shareholders. Each such director is expected to own shares of our common stock with a fair market value of at least three times the amount of the annual board member retainer, and to achieve this ownership level within three years after first joining our board of directors. Until a director has satisfied this ownership guideline, the director may not dispose of any shares of our common stock, except for sales whose proceeds will be used to pay the exercise price in connection with an option exercise or to pay applicable income taxes in connection with the vesting, exercise or payout of any equity-based award. For purposes of this guideline, shares subject to an unvested or unexercised equity-based award will be counted as owned shares. All of our directors who are not significant shareholders have met these guidelines.

Non-Employee Director Compensation for 2018

The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Archie C. Black	55,625	125,000	-	180,625
Sujeet Chand	59,531	125,000	-	184,531
Rainer Gawlick	72,813	125,000	-	197,813
John B. Goodman	67,813	125,000	-	192,813
Donald G. Krantz	50,000	125,000	-	175,000
Sven A. Wehrwein	114,531	125,000	-	239,531

(1)

Amounts shown in this column represent the grant date fair values computed in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC 718) utilizing the assumptions discussed in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2018, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

Non-Employee Directors - Outstanding Equity Awards at 2018 Fiscal Year-End

The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards, unvested RSUs and DSUs, in each case, outstanding as of December 31, 2018:

Name	Number of Shares Underlying Unexercised Options	Number of Shares Subject to Unvested RSUs	Number of Shares Subject to Unvested DSUs
Archie C. Black	-	-	1,064
Sujeet Chand	-	-	1,064
Rainer Gawlick	11,517	-	1,064
John B. Goodman	-	-	1,064
Donald G. Krantz	-	1,064	-
Sven A. Wehrwein	10,817	-	1,064

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2019, and the board of directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the audit committee, the board of directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the board of directors on a significant issue of corporate governance.

If the selection of EY as our independent registered public accounting firm for fiscal 2019 is not ratified by our shareholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent accountants (“EY”), the matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee also has received the written disclosures and the letter from EY as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with EY the independence of EY.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Each year, the audit committee evaluates the qualifications, performance, tenure and independence of our independent auditor and determines whether to re-engage the current independent auditor. In doing so, the audit committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities and the auditors’ technical expertise and knowledge of our operations and industry. Based on this evaluation, the audit committee has appointed EY as independent auditor for the fiscal year ending December 31, 2019. The members of the audit committee and the Board believe that, due to EY’s knowledge of our company and of the industry in which we operate, it is in the best interests of our company and our shareholders to continue retention of EY to serve as our independent auditor. Although the audit committee has the sole authority to appoint the independent auditor, the Board is submitting the selection of EY to our shareholders for ratification as a matter of good corporate practice.

AUDIT COMMITTEE

Sven A. Wehrwein, Chair

Rainer Gawlick

John B. Goodman

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Fiscal Year(1)
	2018	2017
Audit Fees	$956,387	$1,055,478
Audit-Related Fees	7,654	161,955
Tax Fees	-	27,321
All Other Fees	-	-

Total	$964,041	$1,244,754

(1)	Reflects the fees approved by Proto Labs and billed or to be billed by EY with respect to services performed for the audit and other services for the applicable fiscal year.

“Audit Fees” consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, audit of our internal control over financial reporting, review of the financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

“Audit-Related Fees” consisted of assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

“Tax Fees” consisted of professional services rendered by EY for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal years 2018 and 2017, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by EY were approved by the audit committee in accordance with SEC requirements.

The audit committee has determined that the rendering of the services other than audit services by EY is compatible with maintaining their independence.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers included in this Proxy Statement, as we have described it above. While this vote is advisory and nonbinding, the compensation committee will consider the outcome of the vote when making future compensation decisions for our executive officers. We believe our compensation program aligns the interests of our executive officers and shareholders and serves the best interests of our shareholders. During 2018, we performed well, with our revenue increasing 29.3% compared to the prior year and our net cash provided by operating activities totaling $122.9 million. We believe the compensation earned by our named executive officers for 2018 is in line with these results while remaining at a reasonable level and not encouraging excessive risk-taking.

The board of directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section and the related compensation tables and accompanying footnotes and narratives), is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NONBINDING) RESOLUTION.

OTHER MATTERS

The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of our shareholders that are intended to be presented by such shareholders at our 2020 Annual Meeting of Shareholders and that shareholders desire to have included in our proxy materials related to such Annual Meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time, December 7, 2019, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at our 2020 Annual Meeting of Shareholders or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that Annual Meeting, the shareholder must give advance notice to us prior to the deadline for such Annual Meeting determined in accordance with our by-laws. In general, our by-laws provide that such notice should be addressed to the Secretary and be no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances (including a notice of proxy access nomination pursuant to Section 2.17 of our by-laws, which must be received no less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting). For purposes of our 2020 Annual Meeting, such notice must be received no later than February 14, 2020 or, in the case of a notice of proxy access nomination, no later than January 15, 2020. Our by-laws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to our Secretary.

ADDITIONAL INFORMATION

The Notice contains instructions on how to access our proxy materials on the Internet and vote your shares of stock via the Internet and how to request a paper copy of our proxy materials.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Chief Financial Officer

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

(763) 479-3680

You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s Internet site, www.sec.gov.

Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from John A. Way, our Chief Financial Officer, at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Jason Frankman

Secretary

PROTO LABS, INC.
ATTN:JOHN WAY
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Victoria M. Holt
02 Archie C. Black
03 Sujeet Chand
04 Rainer Gawlick
05 John B. Goodman
06 Donald G. Krantz
07 Sven A. Wehrwein

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR Proposals 1, 2 and 3. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting — Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000403367_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K is/are available at www.proxyvote.com

PROTO LABS, INC.
Annual Meeting of Shareholders
May 15, 2019 8:30 AM CDT
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Victoria M. Holt and John A. Way, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Proto Labs, Inc. that the shareholder is entitled to vote at the 2019 Annual Meeting of Shareholders to be held at 8:30 a.m., local time, on May 15, 2019, at the Company's headquarters, 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the 2019 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000403367_2 R1.0.1.18

*** Exercise Your *Right* to Vote ***

PROTO LABS, INC.

PROTO LABS, INC.
ATTN:JOHN WAY
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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0000403366_1 R1.0.1.18

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 20, 2019
Date: May 15, 2019 **Time:** 8:30 AM CDT
Location: Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, MN 55359

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Annual Report on Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 01, 2019 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000403366_2 R1.0.1.18

Voting items

1. Election of Directors

Nominees

01 Victoria M. Holt   02 Archie C. Black   03 Sujeet Chand   04 Rainer Gawlick   05 John B. Goodman
06 Donald G. Krantz   07 Sven A. Wehrwein

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2019.

3. Advisory approval of executive compensation.

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR Proposals 1, 2 and 3. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
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0000403366_3 R1.0.1.18

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000403366_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence